EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CurrencyShares® Singapore Dollar Trust (the “Trust”) on Form 10-Q for the quarterly period ended July 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Sullivan, Chief Executive Officer of Guggenheim Specialized Products, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: September 11, 2017

/S/ JOHN SULLIVAN
John Sullivan*
Chief Executive Officer
(principal executive officer)

*	The Registrant is a trust and John Sullivan is signing in his capacity as the principal executive officer of Guggenheim Specialized Products, LLC, the Sponsor of the Registrant.